SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2004

PINNACLE WEST CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Arizona	1-8962	86-0512431

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona  85072-3999

(Address of principal executive offices)                                  (Zip Code)

(602) 250-1000

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
Exhibit 99.1

Item 5. Other Events

Proposed Settlement of APS General Rate Case

Summary of Rate Request

     As previously reported, on June 27, 2003, Arizona Public Service Company (“APS”) filed a request with the Arizona Corporation Commission (the “ACC”) to increase annual retail electricity revenues by approximately $175.1 million, or 9.8%, effective July 1, 2004. See “APS General Rate Case and Retail Rate Adjustment Mechanisms” in Note 5 of Notes to Condensed Consolidated Financial Statements in the Pinnacle West Capital Corporation (the “Company”) Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004 (the “June Form 10-Q”).

Proposed Settlement

     On August 18, 2004, a substantial majority of the parties to the rate case, including APS, the ACC staff, the Residential Utility Consumer Office, other customer groups, and merchant power plant intervenors entered into an agreement that proposes terms under which the rate case would be settled (the “Agreement”). The Agreement, which is subject to approval by the ACC, is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference. Key financial components of the Agreement are as follows:

•	APS would receive an annual retail rate increase of approximately $75.5 million, or 4.21%. The increase would consist of an increase in base rates of approximately 3.77% and an increase of approximately 0.44% for recovery over five years of the past costs of compliance with the ACC’s retail electric competition rules.

•	APS would acquire from Pinnacle West Energy Corporation (“PWEC”) Redhawk Combined Cycle Units 1 and 2, West Phoenix Combined Cycle Units 4 and 5, and Saguaro Combustion Turbine Unit 3 (collectively, “the PWEC Dedicated Assets”) and rate base the PWEC Dedicated Assets at a rate base value of $700 million, which would result in a regulatory rate base disallowance of $148 million. As a result, for financial reporting purposes, APS would recognize a one-time, after-tax net plant write-off of approximately $88 million in the period when the plant transfer to APS is completed, and would reduce annual depreciation expense by approximately $5 million.

•	To bridge the time between the effective date of the rate increase and the actual date the PWEC Dedicated Assets transfer, APS and PWEC would enter into a cost-based purchase power agreement (the “Bridge PPA”), which would be based on the value of the PWEC Dedicated Assets described in the previous bullet point. The Bridge PPA would remain in effect until the Federal Energy Regulatory Commission (the “FERC”) approves the transfer of the PWEC Dedicated Assets to APS and the transfer is completed.

•	If the FERC were to issue an order denying APS’ request to acquire the PWEC Dedicated Assets, the Bridge PPA would become a 30-year purchased power agreement, with prices reflecting cost-of-service as if APS had acquired and rate-based the PWEC Dedicated Assets at the value described above.

•	If the FERC were to issue an order (a) approving APS’ request to transfer the PWEC Dedicated Assets at a value materially less than $700 million, (b) approving the transfer of fewer than all of the PWEC Dedicated Assets, or (c) that was materially inconsistent with the Agreement, APS would file an appropriate application with the ACC so that rates could be adjusted. In these circumstances, the Bridge PPA would continue at least until the conclusion of the subsequent proceeding to consider any appropriate adjustment to APS’ rates.

•	A power supply adjuster would provide for the recovery of fuel and purchased power costs.

•	APS would not restore and recover in rates the $234 million write-off recorded in 1999 as a result of a 1999 settlement agreement approved by the ACC related to the implementation of retail electric competition in Arizona. As a result, annual amortization expense for financial reporting purposes would be approximately $16 million less than if the $234 million write-off had been restored and amortized over a 15-year period as originally requested.

•	APS would adopt longer service lives for certain depreciable assets, which would have the effect of reducing annual depreciation expense for financial reporting purposes by approximately $26 million.

Timing

•	The parties to the Agreement have asked the Administrative Law Judge in this matter to establish a procedural schedule for testimony filing dates and a hearing on the Agreement. The schedule requested would allow for a hearing and accommodate a decision by the ACC by the end of 2004.

Forward-Looking Statements

     This document contains forward-looking statements based on current expectations, and we assume no obligation to update these statements or make any further statements on any of these issues, except as required by applicable law. These forward-looking statements are often identified by words such as “predict”, “hope,” “may,” “believe,” “anticipate,” “plan,” “expect,” “require,” “intend,” “assume” and similar words. Because actual results may differ materially from expectations, we caution readers not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from results or outcomes currently expected or sought by us. In addition to the Risk Factors described in Exhibit 99.1 to the June Form 10-Q, these factors include, but are not limited to:

•	state and federal regulatory and legislative decisions and actions, including the outcome of the rate case we filed with the ACC on June 27, 2003 and the wholesale electric price mitigation plan adopted by the FERC;

•	the ongoing restructuring of the electric industry, including the introduction of retail electric competition in Arizona and decisions impacting wholesale competition;

•	the outcome of regulatory, legislative and judicial proceedings relating to the restructuring;

•	market prices for electricity and natural gas;

•	power plant performance and outages, including transmission outages and constraints;

•	weather variations affecting local and regional customer energy usage;

•	energy usage;

•	regional economic and market conditions, including the results of litigation and other proceedings resulting from the California energy situation, volatile purchased power and

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fuel costs and the completion of generation and transmission construction in the region, which could affect customer growth and the cost of power supplies;

•	the cost of debt and equity capital and access to capital markets;

•	our ability to compete successfully outside traditional regulated markets (including the wholesale market);

•	the performance of our marketing and trading activities due to volatile market liquidity and deteriorating counterparty credit and the use of derivative contracts in our business (including the interpretation of the subjective and complex accounting rules related to these contracts);

•	changes in accounting principles generally accepted in the United States of America;

•	the performance of the stock market and the changing interest rate environment, which affect the amount of our required contributions to our pension plan and nuclear decommissioning trust funds, as well as our reported costs of providing pension and other postretirement benefits;

•	technological developments in the electric industry;

•	strength of the real estate market in SunCor’s market areas, which include Arizona, Idaho, New Mexico and Utah;

•	conservation programs; and

•	other uncertainties, all of which are difficult to predict and many of which are beyond our control.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits.

Exhibit No.	Description
99.1	Proposed Settlement of Docket No. E-01345A-03-0437, Arizona Public Service Company Request for Rate Adjustment, dated August 18, 2004

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)

Dated: August 18, 2004	By:	/s/ Donald E. Brandt

Donald E. Brandt
Executive Vice President and
Chief Financial Officer

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